UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 10, 2019

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.
On July 10, 2019, CSC Holdings, LLC (the “Issuer”), an indirect, wholly owned subsidiary of Altice USA, Inc. (the “Company”), issued $1,000.0 million aggregate principal amount of its 5.750% senior notes due 2030 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulations S under the Securities Act of 1933, as amended (the “Offering”). The Notes are unsecured obligations of the Issuer and are not guaranteed by any of its subsidiaries. The Notes were issued pursuant to an indenture, dated as of July 10, 2019 (the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as Trustee. The Notes will bear interest at a rate of 5.750% and will pay interest semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2020. The Notes will mature on January 15, 2030.
Subject to certain conditions, the Issuer may, at its option, redeem up to 40% of the original principal amount of the Notes at any time prior to July 15, 2022 with the net cash proceeds of certain equity issuances at a price equal to 105.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, at any time prior to January 15, 2025, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the relevant Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after January 15, 2025 the Issuer may redeem the Notes in whole or in part, at its option, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest to, but excluding, the date of redemption if redeemed during the 12-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2025	102.875%
2026	101.917%
2027	100.958%
2028 and thereafter	100%
The foregoing description of the Indenture governing the Notes is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01    Financial Statement and Exhibits

(d)	Exhibits.

Exhibit		Description
	4.1	Indenture, dated as of July 10, 2019 between CSC Holdings, LLC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: July 12, 2019	By:	/s/ Michael E. Olsen
Michael E. Olsen
Senior Vice President, Acting General Counsel and Secretary